Exhibit 10.3

FIRST AMENDMENT

OF

UNITEDHEALTH GROUP

EXECUTIVE SAVINGS PLAN

(2004 Statement)

WHEREAS, UnitedHealth Group Incorporated, a Minnesota corporation (“UnitedHealth Group”), has heretofore established and maintains several nonqualified, deferred compensation programs (the “ESP”) for the benefit of a select group of management or highly compensated employees of UnitedHealth Group and certain affiliates of UnitedHealth Group;

WHEREAS, Said programs are currently embodied in a single document which is effective January 1, 2004, and which is entitled “UNITEDHEALTH GROUP EXECUTIVE SAVINGS PLAN (2004 Statement)” (hereinafter referred to as the “Plan Statement”); and

WHEREAS, The Board of Directors of UnitedHealth Group has delegated to the Compensation and Human Resources Committee of the Board of Directors the power and authority to amend the Plan Statement; and

WHEREAS, UnitedHealth Group wishes to amend the Plan Statement to provide for the following: (i) to reflect that special rules that will apply for those individuals who are currently contributing to the ESP but will not satisfy the new requirements beginning in 2007, (ii) to decrease the maximum contribution percentage for the Salary Deferral Option, (iii) to reflect that participants may change their investment credit fund elections as of each business day, (iv) to reflect that certain participants may change their distribution election for their 2006 deferrals under the special 409A transitional rules, (v) to bring the ESP into compliance with requirements of section 409A of the Internal Revenue Code, and (vi) to make other clarifying or administrative changes.

NOW, THEREFORE, BE IT RESOLVED, That the Plan Statement is hereby amended in the following respect:

1. DISABILITY-COMPLIANCE WITH SECTION 409A. Effective for Plan Years beginning on or after January 1, 2005, the definition of “Disability” in Section 1.2.8 of the Plan Statement shall be amended by adding the following sentence at the end thereof:

Notwithstanding the foregoing, the terms Disability and Disabled shall at all times be interpreted in a manner so as not to violate section 409A of the Code.

2. TERMINATION OF EMPLOYMENT-COMPLIANCE WITH SECTION 409A. Effective for Plan Years beginning on or after January 1, 2005, Section 1.2.21 of the Plan Statement shall be amended to read in full as follows:

1.2.21. Termination of Employment — a complete separation from service (as that term is defined under section 409A of the Code) with the Employers and all Affiliates for any reason other than the employee’s death. A transfer from employment with an Employer to employment with another Employer or an Affiliate of an Employer shall not constitute a Termination of Employment. If an Employer who is an Affiliate ceases to be an Affiliate because of a sale of substantially all the stock or assets of the Employer, then Participants who are employed by that Employer and who cease to be employed by an Employer on account of such sale shall be deemed to have thereby had a Termination of Employment for the purpose of commencing distributions from this Plan.

3. SPECIAL ELIGIBILITY RULES. Effective for Plan Years beginning on or after January 1, 2007, Section 1 of the Plan Statement shall be amended by adding thereto the following new Section 1.3:

1.3. Special Eligibility Rules.

1.3.1. Special Eligibility Rule for Certain Employees in the SBL Band. Effective January 1, 2003, UnitedHealth Group modified the Eligible Grade Levels. Any employee who (i) was deferring under the Legacy Executive Savings Plan in 2002, (ii) was transferred from Salary Grade 31 or 32 to the new SBL Sales Band in 2002 or 2003, and (iii) whose base salary equals or exceeds the compensation criteria level in effect for 2002, shall be considered to be eligible to continue to participate in the Legacy Executive Savings Plan for 2003 and in this Plan for 2004 and all subsequent Plan Years, provided (a) such employee remains in the SBL Sales Band or transfers to the SSL Sales Band, (b) such employee’s base salary for 2003 and all later years equals or exceeds the compensation criteria level in effect for 2002, and (c) such employee continuously elects to defer under the Legacy Executive Savings Plan for 2003 and this Plan for 2004 and later years. Any employee described in this Section 1.3.1 who declines to participate in the Legacy Executive Savings Plan for 2003 or this Plan for 2004 or any later year shall not be eligible to participate in this Plan for any subsequent Plan Year unless such employee enters an Eligible Grade Level and is selected for participation for a subsequent Plan Year by the Senior Vice President, Human Capital.

1.3.2. Special Eligibility Rule for 2007. Effective for the Plan Year beginning January 1, 2007, UnitedHealth Group increased the compensation criteria for the Eligible Grade Levels (described in Section 1.2.10). Any employee (i) who was deferring under this Plan, the American Medical Security Nonqualified Executive Retirement Plan, the PacifiCare Health Systems, Inc. Statutory Restoration Plan or the PacifiCare Health Systems, Inc. Non-Qualified Deferred Compensation Plan in 2006, (ii) who remains in an eligible grade level, and (iii) whose base salary equals or exceeds the compensation criteria level in effect for 2006, shall be considered to be eligible to continue to participate in the Plan for 2007 and all subsequent Plan Years, provided (a) such employee remains in an eligible grade level, (b) such employee’s base salary for 2007 and all later years equals or exceeds the compensation criteria in effect for 2006, and (c) such employee continues to elect to defer under the Plan for 2007 and later years. Any employee described in this Section 1.3.2 who declines to participate in the Plan for 2007 or any later year shall not be eligible to participate in the Plan for any subsequent Plan Year unless such employee is in an Eligible Grade Level and is selected for participation for a subsequent Plan Year by the Senior Vice President, Human Capital.

4. SPECIAL ELECTION TO CHANGE THE FORM OF DISTRIBUTION FOR 2006 DEFERRALS UNDER THE SECTION 409A TRANSITIONAL RULES. Effective for the Plan Year beginning January 1, 2006, Section 1 of the Plan Statement shall be amended by adding thereto the following new Section 1.4:

1.4. Special Transitional Rules under Section 409A of the Code. Under the special transitional rules under section 409A of the Code and related treasury regulations and guidance, UnitedHealth Group shall permit any Participant:

(i)	who was first eligible to participate in the Plan as of January 1, 2005, or who first became eligible to participate in the Plan during the 2005 Plan Year,

(ii)	who elected to defer under the Plan in 2005, and

(iii)	who continued to be employed by the Employer and all Affiliates on September 12, 2006,

to elect a different form of distribution for that portion of the Participant’s Account attributable to deferrals and matching contribution (if any) for the 2006 Plan Year, including deferrals of incentive awards earned in 2006 and paid in 2007. To be effective, the new distribution election must be received by the Senior Vice President, Human Capital or his or her designee prior to December 31, 2006 (or such earlier deadline designated by the Senior Vice President, Human Capital). It is intended that any election made pursuant to this Section 1.4 shall not be treated as a change in the form or timing of payment under section 409A(a)(4) of the Code or an acceleration of payment under section 409A(a)(3) of the Code.

5. CLARIFICATION REGARDING PLAN AND PLAN STATEMENT. Effective as of January 1, 2004, Sections 1.2.16 and 1.2.17 of the Plan Statement shall be amended to read in full as follows:

1.2.16. Plan — the two nonqualified, unfunded, deferred compensation programs maintained by the Employers for the benefit of Participants eligible to participate therein, as set forth in this Plan Statement: (1) the 401(k) Restoration Option Plan (which is attributable to credits to Accounts described in Section 3), and (2) the Incentive Deferral and Salary Deferral Option Plan (which is attributable to credits to Accounts described in Section 4). (As used herein, “Plan” does not refer to the document pursuant to which the Plan is maintained. That document is referred to herein as the “Plan Statement”.) The Plan shall be referred to as the “UnitedHealth Group Executive Savings Plan.” The Plan consists of two distinct and mutually exclusive parts applicable to different benefits depending on when the benefit was earned under this Plan. These two (2) parts are:

(a)	2004 Executive Savings Plan or Post-2003 Executive Savings Plan. The part of the Plan that consists of all amounts deferred on or after January 1, 2004, including any deferrals of Incentive Awards earned in 2003 but payable in 2004.

(b)	Legacy Executive Savings Plan. The part of the Plan that consists of all amounts deferred prior to January 1, 2004.

1.2.17. Plan Statement — for purposes of the 2004 Executive Savings Plan (as described in Section 1.2.16(a)), “Plan Statement” means this document entitled “UnitedHealth Group Executive Savings Plan (2004 Statement)” as adopted by the Senior Vice President, Human Capital and generally effective as of January 1, 2004, as the same may be amended from time to time thereafter. For purposes of the Legacy Executive Savings Plan (as described in Section 1.2.16(b)), “Plan Statement” means the document entitled “UnitedHealth Group Executive Savings Plan (1998 Statement)” as adopted by the Senior Vice President, Human Capital and generally effective as of January 1, 1998, as the same may be amended from time to time thereafter. The plan document for the UnitedHealth Group Executive Savings Plan consists of the Plan Statement for the 2004 Executive Savings Plan and the plan statement for the Legacy Executive Savings Plan.

6. INITIAL ELIGIBILITY AND COMPLIANCE WITH SECTION 409A OF THE CODE. Effective for Plan Years beginning on or after January 1, 2005, Section 2.1 of the Plan Statement shall be amended to read in full as follows:

2.1. General and Enrollment Requirements. Each employee of an Employer who is in an Eligible Grade Level during a Plan Year and who is selected for participation in the Plan for a particular Plan Year by the Senior Vice President, Human Capital (or, for a Section 16 Officer, by the Board of Directors) shall become a Participant in this Plan as of the first day of the Plan Year.

When an employee is initially selected for participation, the Senior Vice President, Human Capital (or, for a Section 16 Officer, by the Board of Directors) may designate that such employee will be allowed to become a Participant as of a fixed prospective date that is other than the first day of a Plan Year so long as that prospective date is within thirty (30) days of selection and the employee has never before been eligible to participate in or in fact participated in any nonqualified plan of the Employer or Affiliates. In such a case, the references to Plan Year shall, as the context requires, refer to the initial short Plan Year and the reference to first day of the Plan Year shall, as the context requires, refer to the first day of that short Plan Year.

If an employee selected for participation in this Plan for one Plan Year is not selected for a subsequent Plan Year or if an employee selected for participation ceases to be a member of a select group of management or highly compensated employees (as that expression is used in ERISA), no further deferral shall be made by or for that employee but the Account shall not thereby become distributable.

7. 401(K) RESTORATION OPTION AND COMPLIANCE WITH SECTION 409A OF THE CODE. Effective for Plan Years beginning on or after January 1, 2005, Sections 3.2 and 3.3 of the Plan Statement shall be amended to read in full as follows:

3.2. Special Enrollment for Newly Eligible Participants Who Exceed 402(g) Limit in Other Plan. If an employee who is in an Eligible Grade Level: (a) is selected for participation in this Plan after the first day of a Plan Year, and (b) has reached the annual deferral limit under section 402(g) of the Code under a qualified plan before becoming an employee of the Employer, such employee shall be eligible to participate in the 401(k) Restoration Option and shall be eligible to elect, through a voice response system (or other written or electronic means) approved by the Senior Vice President, Human Capital, to defer between 1% and 50% of the employee’s eligible pay (as defined under the 401(k) Plan) for the remainder of the Plan Year. Such election must be made within thirty (30) days of the date the employee is first selected for participation in the Plan and shall be effective as soon as administratively feasible following the receipt of such election by the Senior Vice President, Human Capital or his or her designee.

3.3. Election Out. Notwithstanding Section 3.1, eligible employees and Participants can elect, through a voice response system (or other written or electronic means) approved by the Senior Vice President, Human Capital, to waive participation in the 401(k) Restoration Option for a given Plan Year. Any such waiver shall be made in accordance with the procedures established by the Senior Vice President, Human Capital from time to time and must be received by the Senior Vice President, Human Capital or his or her designee prior to the first day of the Plan Year (or such earlier deadline designated by the Senior Vice President, Human Capital). A waiver of participation made by a Participant for such Plan Year shall remain in effect for subsequent Plan Years unless, prior to such Plan Year, the waiver is revoked by the Participant or the Participant is not selected for participation for that subsequent Plan Year.

8. INCENTIVE DEFERRAL ELECTIONS AND COMPLIANCE WITH SECTION 409A OF THE CODE. Effective for Plan Years beginning on or after January 1, 2005, Section 4.1.1 of the Plan Statement shall be amended to read in full as follows:

4.1.1. Amount of Deferrals. Through a voice response system (or other written or electronic means) approved by the Senior Vice President, Human Capital, a Participant may elect to defer between (and including) 1% and 100% of such Participant’s Incentive Award. To be effective for an Incentive Award paid during a Plan Year, the deferral election must be received by the Senior Vice President, Human Capital or his or her designee prior to the first day of the Plan Year in which the Incentive Award is earned. An election made by a Participant for a Plan Year shall remain in effect for subsequent Plan Years unless, prior to such Plan Year, the election is changed or terminated by the Participant or the Participant is not selected for participation for that subsequent Plan Year.

9. SALARY DEFERRAL ELECTIONS. Effective for Plan Years beginning on or after January 1, 2005, Section 4.2.1 of the Plan Statement shall be amended to read in full as follows:

4.2.1. Amount of Deferrals. Through a voice response system (or other written or electronic means) approved by the Senior Vice President, Human Capital, a Participant may elect to defer between (and including) 1% and 80% (100% for Plan Years beginning prior to 2007) of such Participant’s base salary for a Plan Year. For this purpose, base salary shall include any non-stock periodic incentive pay but shall not include any Incentive Awards. The Senior Vice President, Human Capital may establish prospectively other limits or other pay eligible for deferral. To be effective for a Plan Year, the deferral election must be received by the Senior Vice President, Human Capital or his or her designee prior to the first day of the Plan Year (or such earlier deadline designated by the Vice President, Human Capital). An election made by a Participant for a Plan Year shall remain in effect for subsequent Plan Years unless, prior to such Plan Year, the election is changed or terminated by the Participant or the Participant is not selected for participation for that subsequent Plan Year.

10. PERFORMANCE AWARD DEFERRAL ELECTIONS AND COMPLIANCE WITH SECTION 409A OF THE CODE. Effective for Plan Years beginning on or after January 1, 2005, Section 4.3.1 of the Plan Statement shall be amended to read in full as follows:

4.3.1. Amount of Deferrals. Through a voice response system (or other written or electronic means) approved by the Senior Vice President, Human Capital, a Participant may elect to defer between (and including) 1% and 100% of such Participant’s Performance Award. To be effective for a Performance Award that becomes payable during a Plan Year, the deferral election must be received by the Senior Vice President, Human Capital or his or her designee prior to the first day of the last Plan Year in the performance period (or any later deadline designated by the Senior Vice President which is at least six (6) months before the end of the performance period). An election made by a Participant for a Plan Year shall remain in effect for subsequent Plan Years unless, prior to such Plan Year, the election is changed or terminated by the Participant or the Participant is not selected for participation for that subsequent Plan Year.

11. CHANGING INVESTMENT CREDIT FUND ELECTIONS. Effective for Plan Years beginning on or after January 1, 2007, Section 5.1 of the Plan Statement shall be amended by adding the following sentence at the end thereof:

Effective January 1, 2007, Participants may change the Measuring Investment designations for their Accounts as of any business date of the Plan Year.

12. COMPLIANCE WITH SECTION 409A-EFFECT OF REEMPLOYMENT. Effective for Participants reemployed on or after January 1, 2005, Section 9.1.4 of the Plan Statement shall be amended to read in full as follows:

9.1.4. Effect of Reemployment. If a Participant is reemployed by the Employer or an Affiliate after Termination of Employment and after distribution has commenced pursuant to Section 9.1.1 (or distribution has been scheduled to be made but before actual distribution has been made), further distributions shall not be suspended during the period of reemployment.

13. SIXTH MONTH DELAY FOR KEY EMPLOYEE. Effective for distributions made on or after January 1, 2005, Sections 9.1 (a) and (b) of the Plan Statement shall be amended to read in full as follows:

(a)	Lump Sum. In the form of a single lump sum. The amount of such distribution shall be determined as soon as administratively feasible as of a Valuation Date following the Plan Year in which the Participant experienced a Termination of Employment or Disability and shall be actually paid to the Participant as soon as practicable after such determination (but not later than the last day of the February following such Plan Year). If, however, the Participant is “key employee” (as defined under section 409A of the Code), distribution shall be made no earlier than six (6) months following the last day of the month in which the Participant experienced a Termination of Employment (or upon the death of the employee, if earlier).

(b)	Installments. In the form of a series of five (5) or ten (10) annual installments.

(i)	General Rule. The amount of the first installment will be determined as soon as administratively feasible following the Plan Year in which Participant experienced a Termination of Employment or Disability and shall be actually paid to the Participant as soon as practicable after such determination (but not later than the last day of the February following such Plan Year). If, however, the Participant is a “key employee” (as defined under section 409A of the Code), distribution shall commence no earlier than six (6) months following the last day of the month in which the Participant experienced a Termination of Employment (or upon the death of the employee, if earlier).

The amount of future installments will be determined as soon as administratively feasible following the end of each later Plan Year. The amount of each installment shall be determined by dividing the Account balance as of the Valuation Date as of which the installment is being paid, by the number of remaining installment payments to be made (including the payment being determined). Such installments shall be actually paid as soon as practicable after each such determination (but not later than the last day of the February following such Plan Year).

(ii)	Exception for Small Amounts. Notwithstanding the foregoing provisions of this Section 9.2, if the value of the Participant’s Account as of the Valuation Date as of which an installment payment is to be determined does not exceed Five Thousand Dollars ($5,000), the Participant’s entire Account shall be paid in the form of a lump sum as soon as practicable after such Valuation Date. For this purpose, the value of the Account shall be determined after reduction for any lump sum or other payment that is also payable to such Participant as of such Valuation Date.

14. COMPLIANCE WITH SECTION 409A-DEADLINE FOR MAKING DISTRIBUTION ELECTION CHANGES. Effective for Plan Years beginning on or January 1, 2005, the third sentence of Section 9.3.3 of the Plan Statement shall be amended to read in full as follows:

To be effective for deferrals and matching credits (if any) for a Plan Year, the new distribution election must be received by the Senior Vice President, Human Capital or his or her designee prior to the first day of the Plan Year (or such earlier deadline designated by the Senior Vice President, Human Capital).

15. COMPLIANCE WITH SECTION 409A-CHANGES IN PRIOR DISTRIBUTION ELECTION. Effective for Plan Years beginning on or January 1, 2005, Section 9.3.4 of the Plan Statement shall be amended to read in full as follows:

9.3.4. Re-Election of Form of Distribution. Through a voice response system (or other written or electronic means) approved by the Senior Vice President, Human Capital, distribution elections may be changed by the Participant from time to time. Each subsequent distribution election shall be effective as to the specified portion of the Participant’s Account. Notwithstanding the foregoing, any new distribution election shall be disregarded as if it had never been filed (and the prior effective distribution election shall be given effect) unless the distribution election:

(a)	is filed by a Participant while employed by the Employer or an Affiliate,

(b)	is filed with the Senior Vice President, Human Capital at least twelve (12) months before the Participant’s scheduled distribution date following the Participant’s Termination of Employment, Disability or death,

(c)	is filed at least twelve (12) months after the initial distribution election for the specified portion of the Participant’s Account (or, if one or more prior changes has been filed, at least twelve (12) months after the latest of such changes was filed),

(d)	such distribution election has the effect of delaying payment of the lump sum (or, in the case of installments, each installment) under the prior election for at least five (5) years, and

(e)	such distribution election shall not be effective for twelve (12) months after it is filed with the Senior Vice President, Human Capital.

No spouse, former spouse, Beneficiary or other person shall have any right to participate in the Participant’s decision to revise distribution elections. Notwithstanding the foregoing, the Senior Vice President, Human Capital shall interpret all provisions of this Plan relating to the change of any distribution election in a manner that is consistent with section 409A of the Code and the regulations and other guidance issued thereunder. Accordingly, if the Senior Vice President, Human Capital determines that a requested revision to a distribution election is inconsistent with section 409A of the Code or other applicable tax law, the request shall not be effective.

16. COMPLIANCE WITH SECTION 409A-TERMINATION. Effective for Plan Years beginning on or after January 1, 2005, Section 11.1 of the Plan Statement shall be amended to read in full as follows:

11.1. Amendment and Termination. The Compensation and Human Resources Committee of the Board of Directors may unilaterally amend the Plan Statement prospectively, retroactively or both, at any time and for any reason deemed sufficient by it without notice to any person affected by this Plan and the Board of Directors may terminate this Plan both with regard to persons receiving benefits and persons expecting to receive benefits in the future; provided, however, that:

(a)	No Reduction or Delay. The benefit, if any, payable to or with respect to a Participant, whether or not the Participant has had a Termination of Employment or Disability as of the effective date of such amendment, shall not be, without the written consent of the Participant, diminished or delayed by such amendment.

(b)	Cash Lump Sum Payment. To the extent permissible under section 409A of the Code and related treasury regulations and guidance, if the Board of Directors terminates the Plan completely with respect to all Participants, the Board shall have the right, in its sole discretion, and notwithstanding any elections made by Participants, to immediately pay all benefits in a lump sum following such Plan termination.

17. CLARIFICATION REGARDING METHOD OF EXECUTING INSTRUMENTS. Effective as of the date this amendment is adopted, Section 12.3 of the Plan Statement shall be amended to read in full as follows:

12.3. Method of Executing Instruments. Information to be supplied or written notices to be made or consents to be given by UnitedHealth Group, the Compensation and Human Resources Committee of the Board of Directors (the “Comp Committee”) or the Senior Vice President, Human Capital pursuant to any provision of the Plan Statement may be signed in the name of UnitedHealth Group, the Comp Committee or the Senior Vice President, Human Capital by any officer who has been authorized to make such certification or to give such notices or consents.

18. CLAIM PROCEDURES. Effective for all claims filed on or after January 1, 2007, Section 12.4 of the Plan Statement shall be amended to read in full as follows:

12.4. Original Claim. The claim procedures set forth in this Section 12.4 shall be the exclusive administrative procedure for the disposition of claims for benefits arising under the Plan.

12.4.1. Initial Claim. An individual may, subject to any applicable deadline, file with the Senior Vice President, Human Capital (or, in the case of a Section 16 Officer, the Compensation and Human Resources Committee of the Board of Directors (the “Comp Committee”) a written claim for benefits under the Plan in a form and manner prescribed by the Senior Vice President, Human Capital.

(a)	If the claim is denied in whole or in part, the Senior Vice President, Human Capital (or, in the case of a Section 16 Officer, the Comp Committee) shall notify the claimant of the adverse benefit determination within ninety (90) days after receipt of the claim.

(b)	The ninety (90) day period for making the claim determination may be extended for ninety (90) days if the Senior Vice President, Human Capital (or, in the case of a Section 16 Officer, the Comp Committee) determines that special circumstances require an extension of time for determination of the claim, provided that the Senior Vice President, Human Capital (or, in the case of a Section 16 Officer, the Comp Committee) notifies the claimant, prior to the expiration of the initial ninety (90) day period, of the special circumstances requiring an extension and the date by which a claim determination is expected to be made.

12.4.2. Notice of Initial Adverse Determination. A notice of an adverse determination shall set forth in a manner calculated to be understood by the claimant:

(a)	the specific reasons for the adverse determination;

(b)	references to the specific provisions of the Plan Statement (or other applicable Plan document) on which the adverse determination is based;

(c)	a description of any additional material or information necessary to perfect the claim and an explanation of why such material or information is necessary; and

(d)	a description of the claim and review procedures, including the time limits applicable to such procedure, and a statement of the claimant’s right to bring a civil action under ERISA section 502(a) following an adverse determination on review.

12.4.3. Request for Review. Within sixty (60) days after receipt of an initial adverse benefit determination notice, the claimant may file with the Comp Committee a written request for a review of the adverse determination and may, in connection therewith submit written comments, documents, records and other information relating to the claim benefits. Any request for review of the initial adverse determination not filed within sixty (60) days after receipt of the initial adverse determination notice shall be untimely.

12.4.4. Claim on Review. If the claim, upon review, is denied in whole or in part, the Comp Committee shall notify the claimant of the adverse benefit determination within sixty (60) days after receipt of such a request for review.

(a)	The sixty (60) day period for deciding the claim on review may be extended for sixty (60) days if the Comp Committee determines that special circumstances require an extension of time for determination of the claim, provided that the Comp Committee notifies the claimant, prior to the expiration of the initial sixty (60) day period, of the special circumstances requiring an extension and the date by which a claim determination is expected to be made.

(b)	In the event that the time period is extended due to a claimant’s failure to submit information necessary to decide a claim on review, the claimant shall have sixty (60) days within which to provide the necessary information and the period for making the claim determination on review shall be tolled from the date on which the notification of the extension is sent to the claimant until the date on which the claimant responds to the request for additional information or, if earlier, the expiration of sixty (60) days .

(c)	The Comp Committee’s review of a denied claim shall take into account all comments, documents, records, and other information submitted by the claimant relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.

12.4.5. Notice of Adverse Determination for Claim on Review. A notice of an adverse determination for a claim on review shall set forth in a manner calculated to be understood by the claimant:

(a)	the specific reasons for the denial;

(b)	references to the specific provisions of the Plan Statement (or other applicable Plan document) on which the adverse determination is based;

(c)	a statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claimant’s claim for benefits;

(d)	a statement describing any voluntary appeal procedures offered by the Plan and the claimant’s right to obtain information about such procedures; and

(e)	a statement of the claimant’s right to bring an action under ERISA section 502(a).

12.4.6. General Rules.

(a)	No inquiry or question shall be deemed to be a claim or a request for a review of a denied claim unless made in accordance with the established claim procedures. The Senior Vice President, Human Capital (or, in the case of a Section 16 Officer, the Comp Committee) may require that any claim for benefits and any request for a review of a denied claim be filed on forms to be furnished by The Senior Vice President, Human Capital (or, in the case of a Section 16 Officer, the Comp Committee) the upon request.

(b)	All decisions on original claims for all Participants except Participants who are Section 16 Officers shall be made by the Senior Vice President, Human Capital and all decisions on original claims for all Participants who are Section 16 Officers and all requests for a review of denied claims for all Participants shall be made by the Comp Committee.

(c)	Claimants may be represented by a lawyer or other representative at their own expense, but the Senior Vice President, Human Capital and the Comp Committee reserve the right to require the claimant to furnish written authorization and establish reasonable procedures for determining whether an individual has been authorized to act on behalf of a claimant. A claimant’s representative shall be entitled to copies of all notices given to the claimant.

(d)	The decision of the Senior Vice President, Human Capital on a claim filed by a Participant who is not a Section 16 Officer and the decision of the Comp Committee on a claim filed by a Participant who is a Section 16 Officer or on a request for a review of a denied claim may be provided to the claimant in electronic form instead of in writing at the discretion of the Senior Vice President, Human Capital or the Comp Committee.

(e)	In connection with the review of a denied claim, the claimant or the claimant’s representative shall be provided, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claimant’s claim for benefits.

(f)	The time period within which a benefit determination will be made shall begin to run at the time a claim or request for review is filed in accordance with the claims procedures, without regard to whether all the information necessary to make a benefit determination accompanies the filing.

(g)	The claims and review procedures shall be administered with appropriate safeguards so that benefit claim determinations are made in accordance with governing plan documents and, where appropriate, the plan provisions have been applied consistently with respect to similarly situated claimants.

(h)	For the purpose of this Section, a document, record, or other information shall be considered “relevant” if such document, record, or other information: (i) was relied upon in making the benefit determination; (ii) was submitted, considered, or generated in the course of making the benefit determination, without regard to whether such document, record, or other information was relied upon in making the benefit determination; (iii) demonstrates compliance with the administration processes and safeguards designed to ensure that the benefit claim determination was made in accordance with governing plan documents and that, where appropriate, the Plan provisions have been applied consistently with respect to similarly situated claimants; and (iv) constitutes a statement of policy or guidance with respect to the Plan concerning the denied treatment option or benefit for the claimant’s diagnosis, without regard to whether such advice or statement was relied upon in making the benefit determination.

(i)	The Senior Vice President, Human Capital or the Comp Committee may, in its discretion, rely on any applicable statute of limitation or deadline as a basis for denial of any claim.

(j)	The Senior Vice President, Human Capital and the Comp Committee may permanently or temporarily delegate is responsibilities under this claim procedures to an individual or a committee of individuals.

19. SAVINGS CLAUSE. Save and except as hereinabove expressly amended, the Plan Statement shall continue in full force and effect.